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                             EXHIBIT 1.A.(8)(b)(2)

                   Addendum No. 4 to Participation Agreement
                          Among WRL Series Fund, Inc.
                Western Reserve Life Assurance Co. of Ohio, and
                           PFL Life Insurance Company
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                               ADDENDUM NO. 4 TO
                            PARTICIPATION AGREEMENT
                                     AMONG
                             WRL SERIES FUND, INC.,
                  WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO,
                                      AND
                           PFL LIFE INSURANCE COMPANY

  Amendment No. 4 to the Participation Agreement among WRL Series Fund, Inc., Western Reserve Life Assurance Co. of Ohio, and PFL Life Insurance Company dated July 1, 1992 ("Participation Agreement").

  WHEREAS, PFL Life Insurance Company has recently established the PFL Endeavor Variable Life Account, a separate account for purposes of selling a variable life product funded by WRL Series Fund, Inc.

  NOW, THEREFORE, IT IS HEREBY AGREED that PFL Life Insurance Company, through its separate account, the PFL Endeavor Variable Life Account, is authorized to acquire shares issued by WRL Series Fund, Inc., subject to the terms and conditions of the Participation Agreement.

  IN WITNESS WHEREOF, each of the parties has caused this Addendum to be executed in its name and on its behalf by its duly authorized representative as of July 6, 1998.

PFL LIFE INSURANCE COMPANY              WRL SERIES FUND, INC.
By its authorized officer               By its authorized officer


By: /s/ William l. Busler               By: /s/ Thomas E. Pierpan
   ---------------------------             -------------------------------
Title: President                        Title: Vice President, Secretary and
      ------------------------                ------------------------------
                                               Associate General Counsel
                                              ------------------------------
Date: July 6, 1998                      Date: July 6, 1998
     -------------------------               -----------------------------

AUSA LIFE INSURANCE                     WESTERN RESERVE LIFE
COMPANY, INC.                           ASSURANCE CO. OF OHIO
By its authorized officer               By its authorized officer

By: /s/ William L. Busler               By: /s/ Thomas E. Pierpan
   ---------------------------             -------------------------------
Title: Vice President                   Title: Vice President, Assistant
      ------------------------                ----------------------------
                                               Secretary and Associate
                                              ----------------------------
                                               General Counsel
                                              ----------------------------
Date: July 6, 1998                      Date: July 6, 1998
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